      As filed with the Securities and Exchange Commission on July 14, 2000

                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              EMERGING VISION, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  New York                          11-3096941
          (State of Incorporation) (I.R.S. Employer Identification No.)

                               44 West 18th Street
                            New York, New York 10011
                                 (646) 638-9693
    (Address, Including Zip code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                 Emerging Vision, Inc. 1995 Stock Incentive Plan
                            (Full title of the Plan)

                               Joseph Silver, Esq.
                            Executive Vice President,
                          Secretary and General Counsel
                             1500 Hempstead Turnpike
                           East Meadow, New York 11554
                                 (516) 390-2100
 (Name, Address, Including Zip code, and Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                             Robert S. Matlin, Esq.
                            David M. Englander, Esq.
                           Camhy Karlinsky & Stein LLP
                  1740 Broadway, New York, New York 10019-4315
                                 (212) 977-6600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

Title of Security           Amount to be           Offering Price        Aggregate Offering      Registration
to be Registered            Registered             Per Share (1)         Price (1)               Fee
----------------            --------------         -------------         -----------------       -----------

Common Stock,
$.01 par value              3,500,000              $2.03125              $7,109,375              $1,877
==============                                     ========              ===========             ======

        (1) Estimated solely for the purpose of calculating the registration fee and based (a) as to shares issuable upon the exercise of outstanding options under the Plan, on the exercise price of such options, and (b) as to the balance of the shares reserved for issuance under the Plan, on the average of the high and low prices of the Company's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market System on July 10, 2000.

        (3) Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to amend the following registration statement: Registration Statement on Form S-8, Registration No. 333-33355, with respect to a total of 3,500,000 shares of the Company's Common Stock

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

1. Our Annual Report on Form 10-K for the year ended December 31,1999, dated March 30, 2000 (and Form 10-K/A with respect thereto, dated April 6,
      2000);

2.    Our Form 8-K, dated February 18, 2000;

3.    Our Form 8-K, dated March 7, 2000;

4.    Our Form 8-K, dated March 17, 2000;

5.    Our Definitive Proxy Statement, dated March 27, 2000;

6.    Our Form 8-K, dated April 4, 2000;

7.    Our Form 8-K, dated April 25, 2000;

8.    Our Definitive Proxy Statement, dated April 28, 2000;

9. Our Supplement to Notice of Special Meeting of Shareholders and Proxy Statement, dated May 3, 2000;

10. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, dated May 18, 2000;

11. All other reports and other documents filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and after December 31, 1999, and

12. The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A dated December 5, 1995, as amended by Form 8-A/A dated December 13, 1995, filed pursuant to Section 12 of the Exchange Act.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of each such document.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

      Not applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's Certificate of Incorporation provides that a director shall not be liable to the Company or its shareholders for damages for any breach of duty in such capacity except for liability in the event a judgment or other final adjudication adverse to such director establishes that his/her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that such director personally gained a financial profit or other advantage to which he was not legally entitled, or that such director's acts violated Section 719 of the Business Corporation Law of the State of New York. The Registrant's Bylaws provide that the Company shall indemnify directors and officers, to the fullest extent permitted by applicable law, for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director of the Company if such director or officer acted in good faith, for a purpose which he/she reasonably believed to be in the best interests of the Company and in criminal actions and proceedings, in addition, had no reasonable cause to believe that his/her conduct was unlawful. The Company has not entered into indemnification agreements with any of its directors.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

Item 8.  EXHIBITS.

    Exhibit No.   Description of Document
    -----------   -----------------------

    4.1(a)        1995 Stock Incentive Plan (incorporated by reference to
                  Exhibit 10.2 to Registration No. 33-98358)

    4.1(b) Amendment No. 1 to 1995 Stock Incentive Plan (incorporated by reference to Exhibit A to Definitive Proxy Statement dated May 1, 1996)

    4.1(c) Amendment No. 2 to 1995 Stock Incentive Plan (incorporated by reference to Exhibit B to Definitive Proxy Statement dated May 1, 1997)

    4.1(d) Amendment No. 3 to 1995 Stock Incentive Plan (incorporated by reference to Exhibit C to Definitive Proxy Statement dated May 1, 1997)

    4.1(e) Amendment No. 4 to 1995 Stock Incentive Plan (incorporated by reference to Exhibit C to Definitive Proxy Statement dated March 17, 2000)

    5.1 Opinion of Camhy Karlinsky & Stein LLP regarding the legality of shares of Common Stock being registered*

    23.1          Consent of Arthur Andersen LLP*

    23.2          Consent of Deloitte & Touche LLP*

    23.3          Consent of Camhy Karlinsky & Stein LLP (included as part of
                  Exhibit 5.1)

    24.1          Power of Attorney (included on signature page)

---------------------
* Filed herewith

Item 9.  UNDERTAKINGS.

A. Rule 415 Offering

      The undersigned Registrant hereby undertakes

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) to reflect, in the prospectus, any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities, at the time, shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

B. Filings Incorporating Subsequent Exchange Act Documents by Reference

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities, at that time, shall be deemed to be the initial bona fide offering thereof.

C. Indemnification of Officers and Directors

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment, by the Registrant, of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on July 10, 2000.

                                    EMERGING VISION, INC.

                                    By: /s/ Gregory T. Cook
                                        ----------------------
                                        Gregory T. Cook
                                        President and Chief Executive Officer

                                    By: /s/ Sara V. Traberman
                                        ----------------------
                                        Sara V. Traberman
                                        Chief Financial Officer
                                        (chief financial and accounting officer)



                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gregory T. Cook and Joseph Silver, singly, as his/her true and lawful attorney-in-fact and agent, with full power of substitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, thereby ratifying and confirming all that each said attorney-in-fact and agent, or his/her substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                       Title                                           Date
---------                       -----                                           ----

                                Chairman of the Board of Directors              July     , 2000
----------------------
William F. Stasior


/s/  Alan Cohen                 Vice Chairman of the Board of                   July  10, 2000
----------------------          Directors
Alan  Cohen


/s/ Gregory T. Cook             President, Chief Executive Officer              July  10, 2000
----------------------          and Director
Gregory T. Cook


/s/ Robert Cohen                Director                                        July  10, 2000
----------------------
Robert Cohen


/s/ Joel Gold                   Director                                        July  10, 2000
----------------------
Joel Gold


                                Director                                        July    , 2000
----------------------
Suresh V. Mathews